UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2020

Chicago Rivet & Machine Co.

(Exact Name of Registrant as Specified in Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CVR	NYSE American (Trading privileges only, not registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging Growth Company) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 12, 2020. At the meeting, (1) the eight nominees named in the Company’s proxy statement dated March 23, 2020 were elected to serve for a term ending at the Annual Meeting in 2021 and (2) the selection of Crowe LLP to serve as the Company’s independent registered public accounting firm for 2020 was ratified.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Bourg	554,854	22,112	293,421
Kent H. Cooney	558,277	21,358	293,421
Patricia M. Miller	567,178	16,860	293,421
Kurt Moders	566,825	16,899	293,421
James W. Morrissey	562,071	18,567	293,421
Walter W. Morrissey	530,432	46,262	293,421
John C. Osterman	549,174	25,567	293,421
John L. Showel	551,917	23,167	293,421

Ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2020:

Votes For	Votes Against	Abstentions	Broker Non-Votes
857,434	888	5,423	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

Date: May 14, 2020	By:	/s/ Michael J. Bourg
Michael J. Bourg President and Treasurer